Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	G. Michael Freeman
	Executive Vice President and Chief Financial Officer	Associate Vice President, Investor Relations and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS TO PRESENT AT

THREE INVESTMENT CONFERENCES IN JUNE

RALEIGH, NC, May 29, 2012 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will present at three investment conferences during June 2012. Information regarding these conferences is provided below:

Jefferies 2012 Global Healthcare Conference

New York, NY	Monday, June 4	3:30 p.m. ET

Goldman Sachs Global Healthcare Conference 2012

Long Beach, CA	Wednesday, June 6	5:00 p.m. ET

Wells Fargo Securities Health Care Conference

Boston, MA	Tuesday, June 19	1:30 p.m. ET

Interested parties can access a live audio web cast of the presentation at http://www.salix.com. A replay of the presentation will be available at the same location.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our Twitter feed, Face book page and web site is not incorporated in our SEC filings.